SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): November 15, 2002

CSK AUTO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-13927 (Commission File Number)	86-0765798 (I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona (Address of principal executive offices)		85012 (Zip Code)

Registrant’s Telephone Number, Including Area Code:		(602) 265-9200

Item 5. Other Events

Recent Events

At this date, the Company has not yet completed the procedures necessary to close its books and report the results of its operations for the thirteen weeks ended November 3, 2002. However, net sales for the thirteen weeks ended November 3, 2002 were approximately $383 million and same store sales increased by 7% over the comparable period of the prior year. The Company will announce its financial results for the thirteen weeks ended November 3, 2002 on December 5, 2002 and will file its report on Form 10-Q on or before December 18, 2002, both of which are consistent with the Company’s normal reporting schedules.

As is customary for the Company, physical inventory counts of the Company’s distribution centers were conducted in late October and the results of those physical counts are being reconciled to the Company’s accounting records. This process will be completed and any resultant gain or loss will be reflected in the operating results for the thirteen weeks ended November 3, 2002.

In an effort to mitigate the potential effect on the business of a disruption in the supply of certain products brought about by labor issues in West Coast seaports, the Company has purchased approximately $7 million of certain products in excess of its normal requirements. These purchases were made during the thirteen weeks ended November 3, 2002.

On November 15, 2002 CSK Auto Corporation issued a press release, attached as Exhibit 99.1.

Item 7. Exhibits

         99.1 November 15, 2002 Press Release

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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSK Auto Corporation

By:	/s/ DON W. WATSON

Don W. Watson Senior Vice President Chief Financial Officer and Treasurer

DATED: November 15, 2002

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Exhibit Index

Exhibit Number	Description

99.1	November 15, 2002 Press Release